                          USLIFE Corporation

           (Formed under the laws of the State of New York)
                          __________________

                               BY-LAWS

               AS AMENDED AND RESTATED SEPTEMBER 27, 1994
                          __________________

                              ARTICLE I

                             Shareholders

         SECTION 1. ANNUAL MEETING. A meeting of shareholders shall be held annually for the election of directors and the transaction of other business on the third Tuesday in May or on such other date as may be fixed from time to time by the Board of Directors.
         SECTION 2.   Special  Meetings.    Special  Meetings  of  the
shareholders may be called by the Board of Directors or, subject to the control of the Board, by the Chairman.
         SECTION 3.   Place  of Meetings.   Meetings  of  shareholders
shall be held at such place, within or without the State of New York, as may be fixed by the Board of Directors. If no place is so fixed, such meetings shall be held at the office of the Corporation in the State of New York.
         SECTION 4.   Notice  of Meetings.   Notice of each meeting of
shareholders shall be given in writing and shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called. Notice of a special meeting shall indicate that it is being issued by or at the direction of the person or persons calling or requesting the meeting.
         If, at any meeting, action is proposed to be taken which would, if taken, entitle objecting shareholders to receive payment for their shares, the notice shall include a statement of that purpose and to that effect.
     A copy of the notice of each meeting shall be given, personally or by first class mail, not less than ten nor more than
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fifty days  before the  date  of  the  meeting,  to  each  shareholder
entitled to  vote at  such meeting.   If  mailed, such notice is given
when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address.
         When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted
on  the  original  date  of  the  meeting.    However,  if  after  the
adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice under the preceding paragraphs of this SECTION 4.
         SECTION 5. Waiver of Notice. Notice of meeting need not be given to any shareholder who submits a signed waiver of notice, in
person or  by proxy,  whether  before  or  after  the  meeting.    The
attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.
         SECTION 6. Inspectors of Election. The Board of Directors, in advance of any shareholders' meeting, may appoint one or more
inspectors to  act at  the meeting  or any  adjournment thereof.    If
inspectors  are   not  so   appointed,  the   person  presiding  at  a
shareholders' meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint two inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the
meeting by  the person  presiding thereat.    Each  inspector,  before
entering upon the discharge of his duties, shall take and sign an oath
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faithfully to  execute the  duties of  inspector at  such meeting with strict impartiality and according to the best of his ability.
         The  inspectors   shall  determine   the  number   of  shares
outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.
         SECTION 7.   List  of Shareholders  at Meeting.   A  list  of
shareholders as of the record date, certified by the Secretary or any Assistant Secretary or by a transfer agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of
any shareholder.   If  the right to vote at any meeting is challenged,
the inspectors of election, or persons presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.
         SECTION 8.    Qualification  of  Voters.    Unless  otherwise
provided in the certificate of incorporation, every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in his name on the record of shareholders.
     Treasury shares as of the record date and shares held as of the record date by another domestic or foreign corporation of any type or kind, if a majority of the shares entitled to vote in the election of directors of such other corporation is held as of the record date by the Corporation, shall not be shares entitled to vote or to be
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counted in determining the total number of outstanding shares.
         Shares  held   by  an   administrator,  executor,   guardian,
conservator, committee, or other fiduciary, except a trustee, may be voted by him, either in person or by proxy, without transfer of such
shares into  his name.   Shares held by a trustee may be voted by him,
either in person or by proxy, only after the shares have been transferred into his name as trustee or into the name of his nominee.
         Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent or proxy as the by-laws of such corporation may provide, or, in the absence of such provision, as the board of directors of such corporation may determine.
         A shareholder shall not sell his vote or issue a proxy to vote to any person for any sum of money or anything of value except as permitted by law.
         SECTION 9.   Quorum  of  Shareholders.    The  holders  of  a
majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business.
         When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.
         The shareholders who are present in person or by proxy and who are entitled to vote may, by a majority of votes cast, adjourn the meeting despite the absence of a quorum.
         SECTION 10. Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy.
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         Every  proxy  must  be  signed  by  the  shareholder  or  his
attorney-in-fact.   No proxy  shall be  valid after  the expiration of
eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.
         The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the Secretary or any Assistant Secretary.
         SECTION 11.   Vote  or Consent  of Shareholders.    Directors
shall, except as otherwise required by law, be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election.
         Whenever any corporate action, other than the election of directors, is to be taken by vote of the shareholders, it shall, except as otherwise required by law, be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.
         Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. Written consent thus given by the holders of all outstanding shares entitled to vote shall have the same effect as a unanimous vote of shareholders.
     SECTION 12. Fixing Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date
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shall not be more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action.
         When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.
         SECTION 13. Nomination of Directors by Shareholders. Notice of all nominations by shareholders for the office of director shall be given in writing to the Secretary of the Corporation at least sixty but not more than ninety days prior to the date of the annual meeting of shareholders or any other meeting at which directors are to be
elected.   Such notice  shall contain  information about  the  nominee called for by Item 401 of Regulation S-K under The Securities Act of 1933 and The Securities Exchange Act of 1934, as Item 401 may hereinafter provide on the date such notice is given, together with such additional information about the nominee's background as the
Secretary of  the Corporation  may  reasonably  require.    No  person
nominated by a shareholder for the office of director shall be eligible for election to that office unless nominated in accordance with this Section 13 of Article I.
         SECTION 14. Shareholder Proposals. Any shareholder desiring to submit a proposal for corporate action at an annual or special meeting of shareholders must submit a written proposal together with a
concise  written   supporting  statement   to  the  Secretary  of  the
Corporation at least sixty days prior to the date of said meeting. No proposal submitted by a shareholder for corporate action shall be considered at an annual or special meeting unless such proposal is submitted in accordance with this Section 14 of Article I.

                              ARTICLE II

                          Board of Directors

         SECTION 1. Power of Board and Qualification of Directors. The business of the Corporation shall be managed by the Board of Directors. Each director shall be at least twenty-one years of age.
         SECTION 2. Number of Directors. The number of directors constituting the entire Board of Directors shall be the number, not less than three, fixed from time to time by a majority of the total number of directors which the Corporation would have, prior to any increase or decrease, if there were no vacancies, provided, however, that no decrease shall shorten the term of an incumbent director. The number of directors constituting the entire Board shall be 16.
         SECTION 3. Election and Term of Directors. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Such classes shall be as nearly equal in number as the then total number of directors constituting the entire Board permits. At the 1978 Annual Meeting of Shareholders, or any special meeting in lieu thereof, five Class I, five Class II and six Class III directors shall be elected to initial terms expiring at the next succeeding annual meeting, the second succeeding annual meeting and the third succeeding annual meeting, respectively, and until their respective successors are elected and qualified. At each annual meeting of shareholders after 1978, the directors chosen to succeed those in the class whose terms expire shall be elected by shareholders for terms expiring at the third succeeding annual meeting after election and until their respective successors are elected and qualified. Newly created directorships or any decrease in directorships resulting from increases or decreases in the number of directors shall be so apportioned among the classes of directors as to make all the classes as nearly equal in number as possible.

         Notwithstanding the foregoing and Section 8 of this Article II, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by any terms of the Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section 3 unless expressly provided by such terms.
         SECTION 4. Quorum of Directors and Action by Board. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and, except where otherwise provided in these by-laws, the vote of a majority of the directors present at a meeting at the time of such vote, if a quorum is then present, shall be the act of the Board.
         Any one or more members of the Board of Directors may participate in a meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation by such means shall constitute presence in person at such meeting.
         SECTION 5. Meetings of Board. An annual meeting of the Board of Directors shall be held in each year directly after the annual meeting of shareholders. Regular meetings of the Board shall be held at such times as may be fixed by the Board. Special meetings of the Board may be held at any time upon the call of the Chairman of the Board or any two directors.
         Meetings of the Board of Directors shall be held at such places as may be fixed by the Board for annual and regular meetings and in the notice of meeting for special meeting. If no place is so fixed, meetings of the Board shall be held at the office of the Corporation in New York, New York.
     No notice need be given of annual or regular meetings of the Board of Directors. Notice of each special meeting of the Board shall be given to each director either by mail not later than noon, New York time, on the third day prior to the meeting or by telegram, written message or orally to the director not later than noon, New York time, on the day prior to the meeting. Notices are deemed to have been given: by mail, when deposited in the United States mail; by telegram at the time of filing; and by messenger at the time of delivery. Notices by mail, telegram or messenger shall be sent to each director at the address designated by him for that purpose, or, if none has been so designated, at his last known residence or business address.
         Notice of a meeting of the Board of Directors need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.
         A notice, or waiver of notice, need not specify the purpose of any meeting of the Board of Directors.
         Unless the Board of Directors otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of a provision by the Board of Directors or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present or the unanimous written consent of all members thereof shall be the act of such committee, any one or more members of such committee may participate in a meeting of such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time and participation by such means shall constitute presence in person at such meeting, and in other respects each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to
Article II of these by-laws.
     SECTION 6. Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board or to the Secretary of the

Corporation. Such resignation shall take effect at the time specified therein; and unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.
         SECTION 7. Removal of Directors. Any one or more of the directors may be removed for cause by action of the Board of Directors or by vote of the shareholders.
         SECTION 8. Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason except the removal of directors by shareholders shall be filled by vote of a majority of the directors then in office, although less than a quorum exists. Vacancies occurring as a result of the removal of directors by shareholders shall be filled by the shareholders. A director elected to fill a vacancy shall be elected to hold office for the unexpired term of his predecessor.
         SECTION 9. Executive and Other Committees of Directors. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees, each consisting of three or more directors, and each of which, to the extent provided in the resolution, shall have all the authority of the Board, except that no such committee shall have authority as to the following matters:
         (1) The submission to shareholders of any action        that
             needs shareholders' approval;
         (2) The  filling   of  vacancies  in  the  Board  or  in  any
             committee;
         (3) The fixing of compensation of the directors for serving on the Board or on any committee;
         (4) The amendment or repeal of the by-laws, or the adoption of new by-laws;
         (5) The amendment or repeal of any resolution of the Board which, by its terms, shall not be so amendable or repealable; or

         (6)  The removal or indemnification of directors.
         The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee.
         Unless a greater proportion is required by the resolution designating a committee, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members present at a meeting at the time of such vote, if a quorum is then present, shall be the act of such committee.
         Each such committee shall serve at the pleasure of the Board of Directors.
         SECTION 10. Compensation of Directors. The Board of Directors shall have authority to fix the compensation of directors for services in any capacity.
         SECTION 11. Interest of Director in a Transaction. Unless shown to be unfair and unreasonable as to the Corporation, no contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, firm, association or other entity in which one or more of the directors are directors or officers, or are financially interested, shall be either void or voidable, irrespective of whether such interested director or directors are present at a meeting of the Board of Directors, or of a committee thereof, which authorizes such contract or transaction and irrespective of whether his or their votes are counted for such purpose. In the absence of fraud any such contract or transaction may be conclusively authorized or approved as fair and reasonable by:
         (1) The Board  of Directors,  or a  duly empowered  committee thereof, by  a vote  sufficient for  such purpose without
             counting the vote or votes of such interested director or
             directors  (although   he  or  they  may  be  counted  in
             determining the presence of a quorum at the meeting which
             authorizes such contract or transaction), if the
             fact  of   such  common   directorship,  officership   or
             financial interest  is disclosed or known to the Board or
             committee (as the case may be); or
         (2) The shareholders  entitled to  vote for  the election  of directors, if  such common  directorship, officership  or
             financial  interest   is  disclosed   or  known  to  such
             shareholders.
         Notwithstanding the foregoing, no loan, except advances in connection with idemnification, shall be made by the Corporation to any director unless it is authorized by vote of the shareholders without counting any shares of the director who would be the borrower.
         SECTION 12. Indemnification. Except to the extent expressly prohibited by the New York Business Corporation Law, the Corporation shall indemnify each person made or threatened to be made a party to or called as a witness in or asked to provide information in connection with any pending or threatened action, proceeding, hearing or investigation, whether civil or criminal, and whether judicial, quasi-judicial, administrative, or legislative, and whether or not for or in the right of the Corporation or any other enterprise, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation who also serves or served at the request of the Corporation any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such person establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, and provided further that no such indemnification shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending action or proceeding unless the Corporation has given its prior consent to such settlement or other disposition.
         The Corporation shall advance or promptly reimburse, upon request of any person entitled to indemnification hereunder, all expenses, including attorneys' fees, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of a written undertaking by or on behalf of such person to repay such amount if such person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such person is entitled, provided, however, that such person shall cooperate in good faith with any request by the Corporation that common counsel be utilized by the parties to an action or proceeding who are similarly situated unless to do so would be inappropriate due to actual or potential differing interests between or among such parties.
         Nothing herein shall limit or affect any right of any person otherwise than hereunder to indemnification or expenses, including attorneys' fees, under any statute, rule, regulation, certificate of incorporation, by-law, insurance policy, contract or otherwise.
         No elimination of this by-law, and no amendment of this by-law adversely affecting the right of any person to indemnification or advancement of expenses hereunder shall be effective until the 60th day following notice to such person of such action, and no elimination of or amendment to this by-law shall deprive any person of his or her rights hereunder arising out of alleged or actual occurrences, acts or failures to act prior to such 60th day. The provisions of this paragraph shall supersede anything to the contrary in these by-laws.
         The Corporation shall not, except by elimination or amendment of this by-law in a manner consistent with the preceding paragraph, take any corporate action or enter into any agreement which prohibits, or otherwise limits the rights of any person to, indemnification in accordance with the provisions of this by-law. The indemnification of any person provided by this by-law shall continue after such person has ceased to be a director or officer of the Corporation and shall inure to the benefit of such person's heirs, executors, administrators and legal representatives.
         The Corporation is authorized to enter into agreements with any of its directors, officers or employees extending rights to indemnification and advancement of expenses to such person to the fullest extent permitted by applicable law, but the failure to enter into any such agreement shall not affect or limit the rights of such person pursuant to this by-law. It is hereby expressly recognized that all directors and officers of the Corporation, by serving as such after the adoption hereof, are acting in reliance hereon and that the Corporation is estopped to contend otherwise. Additionally, it is hereby expressly recognized that all persons who serve or served as directors, officers or employees of corporations which are subsidiaries or affiliates of the Corporation (or other entities controlled by the Corporation) and are directors or officers of the Corporation are conclusively presumed to serve or have served as such at the request of the Corporation and, to the extent permitted by law, are entitled to indemnification hereunder, but that no such person shall have any rights hereunder or in connection herewith, except to the extent that indemnification hereunder is permitted by law.
         In case any provision in this by-law shall be determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the Corporation to afford indemnification and advancement of expenses to its directors and officers, acting in such capacities or in the other capacities mentioned herein, to the fullest extent permitted by law.
         For purposes of this by-law, the Corporation shall be deemed to have requested a director or officer of the Corporation to serve an employee benefit plan where the performance by such person of his or her duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan, and excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered indemnifiable expenses. For purposes of this by-law, the term "Corporation" shall include any legal successor to the
Corporation, including any corporation which acquires all or substantially all of the assets of the Corporation in one or more transactions.
         A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in the first paragraph of this by-law shall be entitled to indemnification as authorized in such paragraph. Except as provided in the preceding sentence and unless ordered by a court, any indemnification under this by-law shall be made by the Corporation if, and only if, authorized in the specific case:

     (l) By the Board of Directors acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director or officer has met the standard of conduct set forth in the first paragraph of this by-law, or,

     (2) If such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs:

         (a) By the Board of Directors upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the standard of conduct set forth in the first paragraph of this by-law has been met by such director or officer, or
         (b) By the shareholders upon a finding that the director or officer has met the applicable standard of conduct set forth in such paragraph.

         If any action with respect to indemnification of directors and officers is taken by way of amendment of these by-laws, resolution of directors, or by agreement, the Corporation shall, not later than the next annual meeting of shareholders, unless such meeting is held within three months from the date of such action and, in any event, within fifteen months from the date of such action, mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the action taken.
         SECTION 13. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or any Committee thereof may be taken without a meeting if all members of the Board or Committee as the case may be, consent thereto in writing, to the adoption of a resolution authorizing the action and such resolution and the written consents thereto are filed with the minutes of the proceedings of the Board or Committee.

                             ARTICLE III

                               Officers

         SECTION 1. Officer. The Board of Directors, as soon as may be practicable after the annual election of directors, shall elect a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer, and from time to time may elect or appoint such other officers as it may deem advisable. Any two or more offices may be held by the same person, except that the same person may not hold the offices of President and Secretary.
     SECTION 2. Term of Office and Removal. Each officer shall hold office for the term for which he is elected or appointed, and until his successor has been elected or appointed and qualified. Unless otherwise provided in the resolution of the Board of Directors electing or appointing an officer, his term of office shall extend to and expire at the meeting of the Board following the next annual meeting of shareholders. Any officer may be removed by the Board, with or without cause, at any time. Removal of an officer without cause shall be without prejudice to his contract rights, if any, and the election or appointment of an officer shall not of itself create contract rights.
     SECTION 3. Powers and Duties. The Chairman of the Board shall preside at all meetings of shareholders and of the Board of Directors and shall, unless otherwise prescribed by the Board of Directors, be the Chief Executive Officer of the Corporation. All the other officers of the Corporation shall have such authority and perform such duties in the management of the Corporation, as may be prescribed by the Board of Directors and, to the extent not so prescribed, they shall have such authority and perform such duties in the management of the Corporation, subject to the control of the Board, as generally pertain to their respective offices. Securities of other corporations held by the Corporation may be voted by the Chairman of the Board or by another officer designated by the Board and, in the absence of any such designation, by the President, any Vice President, the Secretary or the Treasurer. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.
     SECTION 4. Books to be Kept. The Corporation shall keep (a) correct and complete books and records of account, (b) minutes of the proceeding of the shareholders, Board of Directors and any committees of directors, and (c) a current list of the directors and officers and their residence addresses; and the Corporation shall also keep at its office in the State of New York or at the office of its transfer agent or registrar in the State of New York, if any, a record containing the name and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.
     The Board of Directors may determine whether and to what extent and at what times and places and under what conditions and regulations any accounts, books, records or other documents of the Corporation shall be open to inspection, and no creditor, security holder or other person shall have any right to inspect any accounts, books, records or other documents of the Corporation except as conferred by statute or as so authorized by the Board.
     SECTION 5. Checks, Notes, etc. All checks and drafts on, and withdrawals from, the Corporation's accounts with banks or other financial institutions, and all bills of exchange, notes and other instruments for the payment of money, drawn, made, endorsed, or accepted by the Corporation, shall be signed on its behalf by the person or persons thereunto authorized by, or pursuant to resolution of, the Board of Directors.

                              ARTICLE IV

                  Forms of Certificates and Loss and
                          Transfer of Shares

         SECTION 1. Forms of Share Certificates. The shares of the Corporation shall be represented by certificates, in such forms as the Board of Directors may prescribe, signed by the Chairman or a Vice-Chairman of the Board or the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.
         Each certificate representing shares issued by the Corporation shall set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of the shares of each class of shares, if more than one, authorized to be issued and the designation, relative rights, preferences and limitations of each series of any class of preferred shares authorized to be issued so far as the same have been fixed and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series.
         Each certificate representing shares shall state upon the face thereof:
         (1)   That the  Corporation is  formed under  the laws of the
               State of New York;

         (2)   The name of the person or persons to whom issued; and
         (3) The number and class of shares, and the designation of the series, if any, which such certificate represents.
         SECTION 2. Transfers of Shares. Shares of the Corporation shall be transferable on the record of shareholders upon presentment to the Corporation or a transfer agent of a certificate or certificates representing the shares requested to be transferred, with proper endorsement on the certificate or on a separate accompanying document, together with such evidence of the payment of transfer taxes and compliance with other provisions of law as the Corporation or its transfer agent may require.
         SECTION 3. Lost, Stolen or Destroyed Share Certificates. No certificate for shares of the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or wrongfully taken, except, if and to the extent required by the Board of Directors, upon:
         (1) Production of evidence of loss, destruction or wrongful taking;
         (2) Delivery of a bond indemnifying the Corporation and its agents against any claim that may be made against it or them on account of the alleged loss, destruction or wrongful taking of the replaced certificate or the issuance of the new certificate;
         (3) Payment of the expenses of the Corporation and its agents incurred in connection with the issuance of the certificate; and
         (4) Compliance with such other reasonable requirements as may be imposed.

                              ARTICLE V

                            Other Matters

         SECTION 1. Corporate Seal. The Board of Directors may adopt a corporate seal, alter such seal at pleasure, and authorize it to be used by causing it or a facsimile to be affixed or impressed or reproduced in any other manner.
         SECTION 2. Fiscal Year. The fiscal year of the Corporation shall be the calendar year or such other period as may be fixed by the Board of Directors.
         SECTION 3. Amendments. By-Laws of the Corporation may be adopted, amended or repealed by vote of the holders of shares at the time entitled to vote in the election of directors, and By-Laws may also be adopted, amended or repealed by the Board of Directors, provided that any by-law adopted by the Board may be amended or repealed by the shareholders entitled to vote thereon as hereinabove provided, and, provided further, that Section 3 of Article II and this paragraph of Section 3 of Article V may not be altered, amended or repealed, or new by-laws inconsistent therewith be adopted, except as provided in Article Seventh of the Certificate of Incorporation of the Corporation.
         If any by-law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the by-law so adopted, amended or repealed, together with a concise statement of the changes made.

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